United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2012

FEDERAL SIGNAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-6003	36-1063330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

(630) 954-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Execution of a Material Definitive Agreement

Sale of the Federal Signal Technologies Group Business

On June 20, 2012, Federal Signal Corporation (the “Company”) entered into an asset purchase agreement (the “Sale Agreement” ) with 3M Company (“Buyer”) pursuant to which the Company agreed to sell to Buyer substantially all of the assets of the Federal Signal Technologies Group business (“FSTech”), a provider of technologies and solutions to the intelligent transportation systems and public safety markets and other applications, for $110 million in cash, subject to a post-closing net working capital adjustment (the “FS Tech Sale”). Of the purchase price, $22 million will be held in escrow as security for certain indemnity obligations of the Company, including for any breaches of representations or warranties made by the Company. Of this escrow amount, $12 million is eligible to be released, subject to claims, eighteen months after the closing date.

The Sale Agreement includes various representation, warranties, covenants and indemnities which are customary for a transaction of this nature. The transaction is expected to close in the second half of 2012, subject to customary closing conditions including receipt of regulatory approvals and third party consents.

The foregoing summary of the Sale Agreement is not intended to be complete and is qualified in its entirety by reference to the Sale Agreement which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference (excluding schedules and exhibits, which the Company agrees to furnish supplementally to the Securities and Exchange Commission upon request).

Additionally, a copy of the related press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Special Bonuses payable upon the Closing of the FS Tech Sale

On June 21, 2012, the Compensation and Benefits Committee (the “Committee”) of the Company awarded Dennis J. Martin, the Company’s President and Chief Executive Officer, and Jennifer L. Sherman, the Company’s Senior Vice President, Chief Administrative Officer and General Counsel, each a one-time bonus in the amount of $250,000 contingent upon the closing of the FS Tech Sale. The bonus will be payable following the closing of the FS Tech Sale as follows: (i) $125,000 in cash and (ii) $125,000 in shares of restricted common stock of the Company to be valued based upon the closing price of the Company’s common stock as reported by the New York Stock Exchange on such closing date. These bonuses were awarded to Mr. Martin and Ms. Sherman in light of their significant contributions to the sale of FS Tech.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Asset Purchase Agreement dated as of June 20, 2012, by and among 3M Company, a Delaware corporation, Federal Signal Corporation, a Delaware corporation, and certain subsidiaries of Federal Signal Corporation identified on the signature page thereto

99.1	Press Release dated June 21, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Date: June 25, 2012	/s/ Jennifer L. Sherman
Jennifer L. Sherman Senior Vice President, Chief Administrative Officer and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Asset Purchase Agreement dated as of June 20, 2012, by and among 3M Company, a Delaware corporation, Federal Signal Corporation, a Delaware corporation, and certain subsidiaries of Federal Signal Corporation identified on the signature page thereto

99.1	Press Release dated June 21, 2012